UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2005

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sixth Amendment to Credit Agreement

On August 15, 2005, GTSI Corp. (“GTSI” or the “Company”), its wholly owned subsidiary Technology Logistics, Inc., GE Commercial Distribution Finance Corporation, SunTrust Bank, Wachovia Bank, N.A., and Manufacturers and Traders Trust Company signed a sixth amendment to the Company’s Credit Facilities Agreement, dated as of October 23, 2003, as amended (the “Credit Agreement”).  The sixth amendment permits the Company during the period from August 8, 2005 through December 31, 2005 to purchase its stock only if the following conditions are satisfied:  (a) the purchase prices for the stock do not exceed in the aggregate $2.5 million, (b) under the Credit Agreement no default exists and no default or event of default will occur or is reasonably likely to occur as a result of any such purchase, (c) there is at least $7.5 million of specified accounts receivable of GTSI which are in excess of its borrowings under the Credit Agreement after giving effect to the contemplated purchase, and (d) an additional reserve is taken against GTSI’s borrowing base under the Credit Agreement equal to the aggregate purchase price paid for the stock. The sixth amendment terminated the prohibition in the fifth amendment, effective August 8, 2005, to the Credit Agreement which prohibited the Company from purchasing any of its stock during trhe balance of 2005. The sixth amendment also prohibits GTSI from paying any cash dividends in respect of its stock during the balance of 2005.  The Company has never paid a cash dividend and does not expect to do so in the foreseeable future.

The Credit Agreement provides that if, after December 31, 2005, there is no existing default and no default or event of default is reasonably likely to occur as a result of such payment, the Company may annually make payments aggregating up to $2.5 million for stock purchases, cash dividends and certain prepayments of debt; provided that if there is at least $7.5 million of specified accounts receivable of GTSI in excess of its borrowings under the Credit Agreement after, giving effect to the contemplated purchase, GTSI may purchase any of its stock.

The sixth amendment also provided a waiver by the lenders under the Credit Agreement for defaults and events of default that occurred during the period from April 30, 2005 through July 31, 2005, as a result of purchases by GTSI of its stock while GTSI was in default of a financial covenant requiring GTSI’s maintenance of a minimum trailing 12 months earnings before interest and taxes to trailing 12 months net sales ratio.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(a)                                 None

(b)                                 None

(c)                                  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: August 15, 2005